Exhibit 4.1

AMENDMENT
TO THE
POOLING AND SERVICING AGREEMENTS

Amendment, dated as of October 31, 2007 (the “Amendment”), to the Pooling and Servicing Agreements (the “Agreements”) listed on Schedule I hereto, each among NovaStar Mortgage Funding Corporation (the “Company” or the “Depositor”, as applicable), NovaStar Mortgage, Inc., as seller or sponsor and servicer (the “Sponsor” and “Servicer”), U.S. Bank National Association, as certificate administrator or custodian, as applicable (the “Custodian”), and The Bank of New York, as trustee (the “Trustee”) and as co trustee (the “Co-Trustee”) as applicable. Capitalized terms used and not defined herein shall have the meaning set forth in the Agreements and Appendix A thereto.

WHEREAS, the parties hereto have entered into the Agreements;

WHEREAS, the purpose of this Amendment is to cure certain ambiguities in the wording of each Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreements pursuant to Section 12.01 thereof as follows:

1.	Revised Section 3.07(a).

Section 3.07(a) of each Agreement is hereby amended so as to read as set forth in Exhibit A hereto with respect to the related Agreement, with the exception that (a) for the Agreements dated prior to 2006, (i) the term “Sponsor” shall be replaced by the term “Seller” and (ii) the section reference in Section 3.07 (a)(xiii)shall be to “Section 3.24” rather than to “Section 3.25” and (b) for the Agreement listed as number (1.) on Schedule I hereto, Section 3.07(a)(vi) shall read in its entirety as follows:

“(vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for Servicing Advances expended by the Servicer or such Subservicer pursuant to Section 3.13 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by the uninsured cause or in connection with the liquidation of such Mortgage Loan;”

2.	Condition to Effectiveness.

As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of each Agreement has been received by the parties hereto, and the written consent of the Class A-1 Insurer has been obtained with respect only to the Pooling and Servicing Agreement identified in item 7 on the attached Schedule I.

3.	Effect of Amendment.

This Amendment to the Agreements shall be effective and the Agreements shall be deemed to be modified and amended in accordance herewith retroactively to the original dates of each related Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Company, the Sponsor, the Servicer, the Custodian and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreements for any and all purposes. The Agreements, as amended hereby, are hereby ratified and confirmed in all respects.

4.	The Agreements in Full Force and Effect as Amended.

Except as specifically amended hereby, all the terms and conditions of the Agreements shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreements. All references to the Agreements in any other document or instrument shall be deemed to mean the Agreements as amended by this Amendment.

5.	Counterparts.

This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

6.	Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

2

IN WITNESS WHEREOF, the Sponsor, the Servicer, the Depositor, the Trustee, the Co-Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Glenn Minkoff _________________
Name: Glenn Minkoff
Title: Director

WACHOVIA BANK, N.A.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Andrew W. Riebe ______________
Name: Andrew W. Riebe
Title: Director

WACHOVIA CAPITAL MARKETS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Scott Shuman __________________
Name: Scott Shuman
Title: Vice President

WACHOVIA INVESTMENT HOLDINGS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:__/s/ Goetz Rokahr ___________________
Name: Goetz Rokahr
Title: Vice President

NOVASTAR MORTGAGE FUNDING CORPORATION,
as Depositor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE, INC.,
as Servicer and as Sponsor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By: /s/ Corinne Rhode
Name: Corinne Rhode
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Co-Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

[Signature Page for Omnibus Amendment to the Pooling and Servicing Agreements - Section 3.07]

Schedule I

POOLING AND SERVICING AGREEMENTS

1.
Pooling and Servicing Agreement dated as of September 1, 2002, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as certificate administrator and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

2.
Pooling and Servicing Agreement dated as of February 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

3.
Pooling and Servicing Agreement dated as of June 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

4.
Pooling and Servicing Agreement dated as of September 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

5.
Pooling and Servicing Agreement dated as of November 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

6.
Pooling and Servicing Agreement dated as of March 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

7.
Pooling and Servicing Agreement dated as of June 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

8.
Pooling and Servicing Agreement dated as of September 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

9.
Pooling and Servicing Agreement dated as of November 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION) as trustee.

10.
Pooling and Servicing Agreement dated as of February 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

11.
Pooling and Servicing Agreement dated as of May 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

12.
Pooling and Servicing Agreement dated as of September 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

13.
Pooling and Servicing Agreement dated as of December 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

14.
Pooling and Servicing Agreement dated as of June 1, 2006, among NOVASTAR MORTGAGE FUNDING CORPORATION, as depositor, NOVASTAR MORTGAGE, INC., as servicer and as sponsor, U.S. BANK NATIONAL ASSOCIATION, as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

15.
Pooling and Servicing Agreement dated as of June 1, 2006, among NOVASTAR MORTGAGE FUNDING CORPORATION, as depositor, NOVASTAR MORTGAGE, INC., as servicer and as sponsor, U.S. BANK NATIONAL ASSOCIATION, as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

Exhibit A

Amended Section 3.07

Section 3.07 Withdrawals from the Collection Account.

(a)  The Servicer shall, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein pursuant to Section 3.06 that are attributable to the Mortgage Loans for the following purposes (without duplication):

(i) to deposit in the Distribution Account, by the Servicer Remittance Date prior to each Distribution Date, all collections on the Mortgage Loans required to be distributed from the Distribution Account on a Distribution Date;

(ii) to the extent deposited to the Collection Account, to reimburse itself or the related Subservicer for Servicing Advances paid to maintain individual insurance policies pursuant to Section 3.11, or Liquidation Expenses, paid pursuant to Section 3.13, such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such expenses were paid, or from related Liquidation Proceeds;

(iii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

(iv) to pay to itself or the Sponsor, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased by the Sponsor, the Servicer or other entity, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Repurchase Price is determined;

(v) to reimburse the Servicer or any Subservicer for any unreimbursed Advance or Servicing Advance of its own funds or any unreimbursed advance of such Subservicer’s own funds, the right of the Servicer or a Subservicer to reimbursement pursuant to this subclause (v) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance, Servicing Advance or advance was made;

(vi) to reimburse the Servicer or any Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for Servicing Advances expended by the Servicer or such Subservicer pursuant to Section 3.13: (x) in good faith in connection with the restoration of the related Mortgaged Property which was damaged by the uninsured cause, (y) in connection with the liquidation of such Mortgage Loan, or (z) with respect to an MI Claim Payment Advance made by the Servicer with respect to such Mortgage Loan; provided, however, that reimbursements pursuant to clause (z) may only be made from MI Insurance Proceeds actually paid by the MI Insurer under the MI Policy related to such Mortgage Loan;

(vii) to reimburse the Servicer or any Subservicer for any unreimbursed Nonrecoverable Advance or Servicing Advance previously made, and to reimburse any successor Servicer for any Servicing Transfer Costs, including any legal fees or expenses relating to any such transfer, in each case not paid by the transferring Servicer, in each case otherwise not reimbursed pursuant to this Section 3.07(a);

(viii) to withdraw any other amount deposited in the Collection Account that was not required to be deposited therein pursuant to Section 3.06;

(ix) to reimburse the Servicer for costs associated with the environmental report handling the presence of any toxic or hazardous substance on a Mortgaged Property as set forth in Section 3.13(c);

(x) to clear and terminate the Collection Account upon a termination pursuant to Section 11.01;

(xi) to pay to the Servicer income earned on Eligible Investments in the Collection Account;

(xii) to pay to the MI Insurer the monthly MI Premiums due under each MI Policy from payments received (or Advances made) on account of interest due on the related Mortgage Loan; and

(xiii) to make an Advance with respect to a Mortgage Loan that is Delinquent from funds held in the Collection Account as contemplated by Section 3.25, provided that the amount withdrawn for such an Advance is immediately deposited into the Distribution Account.

Withdrawals made pursuant to clause (xii) shall be made on a first priority basis. In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v) and (vi), the Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.